Exhibit 10.14

CONSENT AND SECOND AMENDMENT AND AGREEMENT

TO

CONSIGNMENT AGREEMENT

This CONSENT AND SECOND AMENDMENT AND AGREEMENT TO CONSIGNMENT AGREEMENT (this “Amendment”), dated as of October 1, 2020, by and between HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States with offices located at 452 Fifth Avenue, New York, New York 10018 (“HSBC”), QUALITY GOLD, INC., an Ohio corporation with a place of business at 500 Quality Boulevard, Fairfield, Ohio 45014 (“Quality Gold”), and MTM, INC., a Delaware corporation with a place of business at 115 West 30th Street, New York, New York 10001-4010 (“MTM” and, together with Quality Gold, collectively, the “Companies” and each, individually, a “Company”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into a Consignment Agreement, dated as of December 20, 2018, as amended by that certain First Amendment and Agreement to Consignment Agreement, dated as of September 13, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Consignment Agreement”), pursuant to which HSBC extended a consignment facility and a forward contract facility to the Companies;

WHEREAS, the Companies have requested HSBC, and HSBC has agreed, subject to the terms and conditions set forth in this Amendment, to permit Quality Gold to restructure its ownership, all as more particularly set forth on Exhibit A attached hereto and incorporated herein by this reference thereto (the “Quality Gold Restructuring”); and

WHEREAS, the parties hereto desire to amend the Consignment Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms. All capitalized terms used herein without definition shall have the definitions assigned to them in the Consignment Agreement.

2.             Consent. Effective as of the date hereof, and in reliance upon the representations, warranties and other agreements of the Companies set forth in this Amendment (including, without limitation, the restructuring description set forth on Exhibit A and incorporated herein by reference thereto), HSBC hereby consents to the Quality Gold Restructuring, subject to HSBC’s receipt and approval of all final documentation evidencing the Quality Gold Restructuring prior to execution thereof, in each case in form and substance satisfactory to HSBC in its sole and absolute discretion. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a consent or waiver of any right, power or remedy of HSBC under the Consignment Agreement or otherwise, nor constitute or be construed or interpreted, directly or by implication, as a consent to an amendment or modification to any other obligation of any Company to HSBC under the Consignment Agreement or otherwise.

3.             Amendments to Consignment Agreement.

(a)           Effective as of the date hereof, the definition of “Consignment Limit” set forth in Paragraph 1.12 of the Consignment Agreement is hereby amended in its entirety to read as follows:

“1.12.      “Consignment Limit” means:

(a)          for the period from October 1, 2020 through and including December 31, 2020, Eighty Million Dollars ($80,000,000); and

(b)          for the period from and after January 1, 2021, Seventy-Five Million Dollars ($75,000,000).”

(b)          Effective as of the date hereof, the definition of “Permitted Liens” set forth in Paragraph 1.48 of the Consignment Agreement is hereby amended by adding a new subsection (f) after subsection (e) therein to read as follows;

“(f)          deposits pledged to secure Permitted Commodity Hedges, provided, that the amount so deposited during the term of this Agreement shall not exceed $1,000,000 in the aggregate.”

(c)          Effective as of the date hereof, Paragraph 1 of the Consignment Agreement is hereby amended by adding the following new definitions to read in their entirety as follows:

“1.69.     “Permitted Commodity Hedges” means commodities futures contracts purchased and sold to hedge price risk associated with the Companies’ Precious Metals and not for speculative purposes.

1.70.       “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

1.71.       “Beneficial Ownership Regulation” means 31 C.F.R. Sec. 1010.230.”

(d)           Effective as of the date hereof, the Consignment Agreement is hereby amended by adding a new Paragraph 7.26 to read in its entirety as follows:

“7.26      Beneficial Ownership. As of the date hereof, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.”

(e)           Effective as of the date hereof, Paragraph 8.7 of the Consignment Agreement is hereby amended by adding a new subsection (f) after subsection (e) therein to read as follows:

“(f)          obligations under Permitted Commodity Hedges.”

(f)           Effective as of the date hereof, Paragraph 8.15 of the Consignment Agreement is hereby amended by adding a new subsection (d) after subsection (c) therein to read as follows:

“(d)         Permitted Commodity Hedges.”

(g)           Effective as of the date hereof, the Consignment Agreement is hereby amended by adding a new Paragraph 8.31 to read in its entirety as follows:

“8.31      Dividends and Shareholder Distributions. Not permit or cause Quality Gold to declare or pay any dividends to, or redeem capital stock held by, or make any distributions of cash or property to, any of its stockholders or directly or indirectly redeem purchase or otherwise acquire for consideration, any shares of its capital stock, of any class, provided, however, that Quality Gold may declare and pay dividends to its stockholders in cash in an amount equal to fifty percent (50%) of Quality Gold’s pre-tax earnings per Fiscal Year.”

(h)           Effective as of the date hereof, the Consignment Agreement is hereby amended by adding a new Paragraph 8.32 to read in its entirety as follows:

“8.32      Know Your Customer. Promptly following any request therefor, provide information and documentation reasonably requested by HSBC for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.”

(i)            Effective as of the date hereof, the Consignment Agreement is hereby amended by deleting subsection (k) of Paragraph 9.1 in its entirety and replacing it with the following:

“(k)         if Michael Langhammer and Jason Langhammer collectively cease to be in control of each Company with the power to direct or cause the direction of their management and policies whether by ownership of voting stock, contract or otherwise.”

(j)            All necessary conforming changes to the Consignment Agreement occasioned by reason of this Amendment are hereby deemed to be made.

(k)           All references to the “Consignment Agreement” in the Consignment Agreement shall from and after the effective date hereof refer to the Consignment Agreement, as amended hereby.

4.             Representations and Warranties. As a material inducement to HSBC to enter into this Amendment, the Companies hereby represent and warrant to HSBC (which representations and warranties, unless made expressly and solely as of the date hereof, shall survive the execution of this Amendment) that:

(a)           The Companies have the requisite corporate power and authority to execute, deliver and perform this Amendment.

(b)          The execution, delivery and performance by the Companies of the terms and provisions of this Amendment have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the articles of organization and by-laws of the Companies or any indenture, agreement or other instrument to which either of the Companies is a party, or by which either of the Companies is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or, except as may be provided by this Amendment, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Companies pursuant to, any such indenture, agreement or other instrument.

(c)          This Amendment and all other agreements executed by the Companies in connection herewith have been duly executed and delivered by the Companies and constitute legal, valid and binding obligations of the Companies, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights of creditors generally.

(d)          No Event of Default as defined in Paragraph 9.1 of the Consignment Agreement, and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default, has occurred and is continuing.

(e)          The information included in any certification made by any Company regarding beneficial ownership required by the Beneficial Ownership Regulation (31 C.F.R. Sec. 1010.230), if applicable, is true and correct in all respects.

5.             Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction (or waiver) of the following conditions precedent (in each case, in form and substance reasonably acceptable to HSBC):

(a)           The representations and warranties set forth in Consignment Agreement shall be true and correct on and as of the date hereof

(b)           The Companies shall have delivered to HSBC, or caused to be delivered to HSBC, evidence that PNC Bank, National Association (“PNC”) has or will (i) consent to the Permitted Commodity Hedges and related margin account on the same terms as set forth herein, (ii) consent to the Quality Gold Restructuring, and (iii) amend the Credit Agreement accordingly.

(c)           The Companies shall have executed and delivered to HSBC, or caused to be executed and delivered to HSBC, upon the execution of this Amendment, all agreements required by HSBC for the purpose of securing payment and performance of the Companies’ obligations hereunder, together with any other documents required by the terms hereof or thereof, which agreements shall at all times remain in full force and effect.

(d)           All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for HSBC.

(e)           No Event of Default, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

6.             Reaffirmation. Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed. The Companies and HSBC hereby acknowledge and agree that the Consignment Agreement, as amended hereby, is secured by the Security Documents, which are in all respects hereby ratified and affirmed.

7.             No Defenses. Each Company hereby represents and warrants to, and covenants with HSBC that, as of the date hereof, it has no defense, offset, counterclaim or right of recoupment of any kind of nature whatsoever against HSBC with respect to any of the Obligations or the Consignment Agreement, or any action previously taken or not taken by HSBC with respect thereto.

8.             Fees and Expenses. The Companies covenant and agree to pay all out-of-pocket expenses, costs and charges incurred by HSBC (including reasonable and documented fees and disbursements of counsel) in connection with the preparation and implementation of this Amendment.

*The next page is a signature page*

IN WITNESS WHEREOF, the parties have executed this Consent and Second Amendment and Agreement to Consignment Agreement as of the day and year first above written.

QUALITY GOLD, INC.

By:	/s/ Michael Langhammer
Name:
Title:

MTM, INC.

By:	/s/ Michael Langhammer
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ A. Marinaro
Name:	A. Marinaro
Title:	V.P.

[Signature Page to Consent and Second Amendment and Agreement to Consignment Agreement]

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned Guarantors of the above-described Consignment Agreement pursuant to the Guaranty Agreement of the undersigned dated December 20, 2018 in favor of HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (“HSBC”), consents to the foregoing consent and amendment and reaffirms and ratifies the Guaranty Agreement and all agreements securing the Guaranty Agreement, all of which shall in all respects remain in full force and effect and each such Guarantor shall continue to guaranty any and all obligations, indebtedness and liabilities of QUALITY GOLD, INC., an Ohio corporation (“Quality Gold”) and MTM, INC., a Delaware corporation (“MTM”) (Quality Gold and MTM are hereinafter collectively referred to as the “Companies”) to HSBC, including, without limitation, the indebtedness of the Companies to HSBC pursuant to the Consignment Agreement, as amended hereby.

GOLD LIMITED LIABILITY COMPANY

By:	/s/ Michael Langhammer
Name:
Title:

GOLD/GOLD/GOLD, INC.

By:	/s/ Michael Langhammer
Name:
Title:

LOGOART LLC

By:	/s/ Michael Langhammer
Name:
Title:

QGM, LLC

By:	/s/ Michael Langhammer
Name:
Title:

QG REFINING, LLC

By:	/s/ Michael Langhammer
Name:
Title:

J & M GROUP HOLDINGS, INC.

By:	/s/ Michael Langhammer
Name:
Title:

J & M GROUP HOLDINGS ITALY, LLC

By:	/s/ Michael Langhammer
Name:
Title: